UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 1, 2005

Pacific Biometrics, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-21537	93-1211114
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

220 West Harrison St., Seattle, Washington		98119
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	206-298-0068

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

On June 1, 2005, Pacific Biometrics Inc. entered into an employment agreement with Ronald R. Helm, its President and Chief Executive Officer. Previously, there was no employment agreement in place between Pacific Biometrics and Mr. Helm. A copy of the employment agreement is included as Exhibit 10.1 to this Current Report on Form 8-K.

The employment agreement is for a term of 25 months, commencing on June 1, 2005 and expiring June 30, 2007.

Effective as of July 1, 2005, Mr. Helm is entitled to an annual base salary of $225,000, plus a one-time signing bonus of $15,000 to be paid on July 1, 2005. In the first year of the employment agreement, Mr. Helm will be eligible to receive a 20% bonus based on the Company’s achievement of certain revenue and earnings targets, as determined by the Company’s Compensation Committee. In the second year of the employment agreement, Mr. Helm will be eligible to receive a 30% bonus, 20% of which will be based on Company revenues and earnings targets and 10% of which will be based on achievement of certain personal goals, each as determined by the Company’s Compensation Committee.

Under the terms of the employment agreement, on June 1, 2005 the Company granted to Mr. Helm stock options for 160,000 shares of Company common stock with an exercise price of $1.04 per share, representing the closing trading price on such date. In addition, Mr. Helm is entitled to receive a second award of stock options for 160,000 shares of Company common stock on July 1, 2006. Both of these stock option awards are pursuant to the Company’s stock option plan.

If the Company terminates the employment agreement without cause, Mr. Helm will be entitled to receive the unpaid salary and vacation for the remaining term of the agreement, plus any bonus earned as of the date of termination. In the event the Company is sold, is the non-surviving party in a merger or completes a sale of substantially all its assets, Mr. Helm will be entitled to receive an amount equal to two times his base annual salary, less any money that he receives from the buyer or surviving entity. Mr. Helm may terminate the agreement upon 30 days’ notice.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

10.1 Executive Employment Agreement, dated June 1, 2005, between Pacific Biometrics, Inc. and Ronald R. Helm

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pacific Biometrics, Inc.

June 7, 2005	By:	/s/ Ronald R. Helm

Name: Ronald R. Helm
Title: Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

10..1	Executive Employment Agreement, dated June 1, 2005, with Ronald R. Helm